UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2005

Input/Output, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-12961	22-2286646
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12300 Parc Crest Dr. Stafford, TX		77477
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (281) 933-3339

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition

On August 3, 2005, the Company issued a press release announcing its results of operations for the three and six months ended June 30, 2005, a copy of which was furnished to the Securities and Exchange Commission (“SEC”) as Exhibit 99.1 to a Current Report on Form 8-K filed on August 4, 2005.  In the press release, the Company also announced that its management had determined that royalty expenses for multi-client seismic survey data incurred by its subsidiary, GX Technology Corporation (“GXT”), for the first quarter of 2005 had been understated by approximately $778,000.  Management has since revised this amount of understated royalty expenses and liabilities to be approximately $795,000.  The principal impact of this miscalculation is to increase cost of sales in 2005’s first quarter by $795,000, and to increase the net loss per common share to $0.05 for the quarter instead of a net loss per share of $0.04 as previously reported.  The Company will amend its Quarterly Report on Form 10-Q for the first quarter of 2005 to restate its first quarter 2005 consolidated financial statements to reflect these changes.  Item 4.02 of this Current Report on Form 8-K contains additional information about adjustments to 2005’s first quarter financial results of the Company.

The information contained in Item 2.02 of this report (i) is not to be considered “filed” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (ii) shall not be incorporated by reference into any previous or future filings made by or to be made by the Company with the SEC under the Securities Act of 1933, as amended, or the Exchange Act.

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

During its internal review of the financial results of GXT for the quarter ended June 30, 2005, the Company discovered that royalty expenses of approximately $795,000 relating to licenses of GXT’s multi-client seismic survey data should have been recorded in the Company’s interim unaudited financial statements as of and for the quarter ended March 31, 2005.  On August 3, 2005, management of the Company concluded that, as a result of the miscalculation of the above royalty expenses, the Company would restate the financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2005 and that, accordingly, the Company’s previously issued first quarter financial statements should no longer be relied upon.  The Audit Committee of the Board of Directors of the Company approved this conclusion of management on August 3, 2005.  The principal impact of this restatement to 2005’s first quarter financial statements is to increase cost of sales by $795,000, and to increase the net loss per common share to $0.05 for the quarter instead of a net loss per share of $0.04 as previously reported.  The Company will also include other adjustments in the restated first quarter 2005 financial statements, aggregating a $40,000 reduction in the net loss for the quarter, that the Company considers to be immaterial individually and in the aggregate, but that the Company believes to be appropriate to include in an otherwise required restatement of the period.  The Company intends to file with the SEC an amendment to its first quarter 10-Q on Form 10-Q/A the week of August 9, 2005.  The GXT royalty expense miscalculation did not have a material impact on the Company’s reported results for the year ended December 31, 2004 or any prior periods.  Therefore, the Company has not restated any of its consolidated financial statements for 2004 or prior periods.

The Audit Committee of the Board of Directors and authorized Company officers have discussed the matters disclosed in this Current Report on Form 8-K with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm.

As part of its continuous process of reviewing and improving internal control procedures, during the second quarter of 2005 the Company implemented and enhanced certain internal control procedures regarding GXT’s royalty expense calculations related to its multi-client data library, designed to provide reasonable assurance against any miscalculations of GXT royalty expenses.  For example, the Company replaced two financial and accounting positions at GXT with a new Vice President of Finance and a new Financial Controller at the GXT level.  Management also enhanced processes at the GXT level designed to improve accounting controls, including enhanced procedures for better segregation and identification of information regarding multi-client survey projects and other projects.  Management also implemented or enhanced other processes, such as assigning specific responsibilities for the regular review of project terms and management review procedures of the calculations and conclusions made by accounting personnel and modifying and confirming the relevant reports for these projects and the processes regarding the reports.

As a result of these procedures, management identified and determined that the additional $795,000 of GXT royalty expense should have been recorded in the first quarter of 2005 instead of in the second quarter of 2005.  GXT had been acquired by the Company in June 2004, and its internal control over financial reporting was excluded from management’s assessment of the Company’s internal control over financial reporting as of December 31, 2004, in reliance on guidance contained in an interpretive release issued by the staff of the SEC’s Office of Chief Accountant and Division of Corporation Finance in June 2004.  However, because the controls in effect at GXT at March 31, 2005 did not effectively and timely confirm the accuracy of GXT’s royalty expense calculations, management has determined that this deficiency in internal controls related to GXT’s royalty expenses was a material weakness in the Company’s internal control over financial reporting as of March 31, 2005, as currently defined by the Public Company Accounting Oversight Board.

Based on their evaluation of the effectiveness of the Company’s disclosure controls and procedures as of March 31, 2005, the Company’s principal executive officer and principal financial officer had concluded that the Company’s disclosure controls and procedures were effective at that time to ensure that the information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms.  The Company’s first quarter Form 10-Q had contained disclosure of this conclusion.  In light of the material weakness identified at GXT related to royalty expenses as of March 31, 2005, the Company’s principal executive officer and principal financial officer have now concluded that, as of March 31, 2005, the Company’s disclosure controls and procedures were not effective to ensure that the information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms.  The Company will amend these disclosures in the amendment to its first quarter 10-Q on Form 10-Q/A that the Company intends to file with the SEC the week of August 9, 2005.

Based on the changes in procedure and process undertaken in the second quarter, management believes that the material weakness in the Company’s internal control over financial reporting related to GXT royalty expenses had been remediated as of June 30, 2005.  Accordingly, the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2005 to be filed with the SEC will disclose that, based on their evaluation, the Company’s principal executive officer and principal financial officer have concluded that the Company’s disclosure controls and procedures were effective as of June 30, 2005  to ensure that the information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms.

The information contained in this report contains certain forward-looking statements within the meaning of Section 21E of the Exchange Act.  These forward-looking statements include statements concerning estimated future revenues, gross margin, EBITDA, net income per share and earnings per share.  Actual results may vary materially from those described in these forward-looking statements. All forward-looking statements reflect numerous assumptions and involve a number of risks and uncertainties.  These risks and uncertainties include the timing and development of the Company’s products and services and market acceptance of the Company’s new and revised product offerings; risks associated with competitors’ product offerings and pricing pressures resulting therefrom; the ability of the Company to produce products to preserve and increase market share; risks associated with the corporate repositioning program of the Company; risks of significant payment defaults under extended financing arrangements with customers; risks of losing significant customers; and risks of technological and marketplace changes affecting the Company’s product line and service offerings.  Additional risk factors, which could affect actual results, are disclosed by the Company from time to time in its filings with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 9, 2005

Input/Output, Inc.
(Registrant)

By:	/s/ J. MICHAEL KIRKSEY
	Name:	J. Michael Kirksey
	Title:	Executive Vice President and Chief Financial Officer